EXHIBIT 99.1

                        PRESS RELEASE DATED JULY 2, 2007







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WORLDWIDE STRATEGIES INCORPORATED ACQUIRES CENTRIC RX, INC.

DENVER, COLORADO, July 2, 2007 - Worldwide Strategies Incorporated (OTC:
WWSI.OB) today announced that its Board of Directors has unanimously approved the acquisition of Centric Rx, Inc., a health services and pharmacy solution provider headquartered in Las Vegas, Nevada with sales offices in Colorado, Oklahoma, Texas, and Ohio. Centric Rx offers a unique selection of insurance and non-insurance products and services to serve the needs of the un-insured, under-insured, insured and even the un-insurable, providing affordable dental, vision, and chiropractic benefits for a minimal membership fee and a free discount drug card available in over 56,000 participating pharmacies, which provide savings on generic drugs of up to 60%. Centric Rx also has plans to establish a mail order pharmacy operation. Centric Rx currently has letters of intent with several organizations, whose members total over 5 million, that are ready to begin Centric Rx's services.

"We see this acquisition as an opportunity to apply our focus on call centers to Centric Rx's business model," said James P.R. Samuels, chief executive officer of Worldwide Strategies Incorporated. He continued, "We believe that the pharmacy solutions offered by Centric Rx will work well with a call-center-supported operation."

"By providing quality services now, at a fair price, we believe we can achieve a competitive sales advantage," said Jim Crelia, president and co-founder of Centric Rx. "In order to be successful in the health care industry, one has to concentrate on delivering a better product and service, while saving them money," Crelia continued.

ABOUT WORLDWIDE STRATEGIES INCORPORATED

Worldwide Strategies Incorporated is a publicly listed firm (symbol: WWSI.OB) having the corporate objective and mission of identifying and capitalizing on major maturing industry shifts and trends in the Business Process Outsourcing
(BPO) industry and particularly the call center portion of that industry.

SAFE HARBOR STATEMENT
Certain information included in this release contains "forward-looking statements". The forward-looking statements may relate to financial results and plans for future business activities and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties.